Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-87545) of CONSOL Energy Inc. of our report dated February 20, 2004 relating to the financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania

March 12, 2004